                                                                    EXHIBIT 3.42


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               GP USA HOLDING, LLC

                         DATED AS OF NOVEMBER 14, 2002








THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. NO MEMBERSHIP INTEREST MAY BE SOLD OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY SECURITIES
LAW) UNLESS A REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS WITH RESPECT TO THE INTEREST IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS IS THEN APPLICABLE TO THE INTEREST. A MEMBERSHIP INTEREST ALSO MAY NOT BE TRANSFERRED OR ENCUMBERED UNLESS THE APPLICABLE PROVISIONS OF THIS AGREEMENT ARE SATISFIED.

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               GP USA HOLDING, LLC


         THIS LIMITED LIABILITY COMPANY AGREEMENT OF GP USA Holding, LLC (this "Agreement"), dated as of November 14, 2002, is adopted, executed and agreed to by Grant Prideco, Inc., a Delaware corporation, as the sole Member:


                                R E C I T A L S:

         The Member desires to form a Delaware limited liability company in accordance with the following terms and conditions.


                               A G R E E M E N T:

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth and intending to be legally bound, the parties hereto hereby enter into this Agreement pursuant to the provisions and upon the terms and conditions herein contained, and hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.01 Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Act" means the Delaware Limited Liability Company Act (6 Del
         C. Section 18-101, et seq.) and any successor statute, as amended from time to time.

                  "Agreement" has the meaning given that term in the introductory paragraph.

                  "Capital Contribution" means any contribution by the Member to the capital of the Company.

                  "Certificate" has the meaning given that term in Section 2.01.

                  "Company" means GP USA Holding, LLC, a Delaware limited liability company.

                  "Managers" has the meaning given that term in Section 5.01.

                  "Member" means Grant Prideco, Inc., a Delaware Corporation.

                  "Officers" has that meaning given in Section 6.01

                  "Person" has the meaning given that term in Section 18-101(12) of the Act.

                  "Proceeding" has the meaning given that term in Section 7.01.

                  Other terms defined herein have the meanings so given them.

         1.02 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. All references to Articles and Sections refer to articles and sections of this Agreement. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word include (and any variation) is used in an illustrative sense rather than a limited sense. The word day means a calendar day.


                                   ARTICLE II
                                  ORGANIZATION

         2.01 Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certificate") under and pursuant to the Act.

         2.02 Name. The name of the Company is "GP USA Holding, LLC" and all Company business must be conducted in that name or such other names that comply with applicable law as the Member may select from time to time.

         2.03 Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Member may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Member may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices as the Member may designate from time to time.

         2.04 Purpose. The purpose of the Company is to engage in any lawful activity which a limited liability company may carry under the Act. Nothing in this Agreement shall prohibit the Member from engaging in any business, investment or other activity of any kind, even if such business, investment or activity is competitive with the Company's business. The Company's places of business shall be outside the State of Texas.

         2.05 Powers. The Company has all of the powers necessary or convenient to achieve its purposes and to further its business.

         2.06 Legal Title. Legal title to the assets of the Company will be taken and at all times held in the name of the Company.

         2.07 Qualifications. The Managers may take any and all actions deemed reasonably necessary by the Managers to qualify the Company in foreign jurisdictions.

         2.08 Mergers and Exchanges. With the consent of the Member, the Company may be a party to (a) a merger, or (b) an exchange or acquisition of the type described in Section 18-209 of the Act.

         2.09 Liability to Third Parties. The Member shall not be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

         2.10 Resignation of the Member. The Member may resign from the Company prior to the dissolution and winding up of the Company.

         2.11 Transfer or Pledge by the Member. The Member may transfer or pledge its interest in the Company without restriction. The pledge or hypothecation of, or the granting of any security interest or other lien or encumbrance against, all or part of the Member's membership interest in the Company by the Member will not cause the withdrawal of the Member from the Company.

         2.12 Bankruptcy of the Member. The Member shall not cease to be a Member of the Company by virtue of the occurrence of any of the events listed in
Section 18-304 of the Act.


                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

         3.01 Initial Contributions. The Member is making a Capital Contribution to the Company in the form of cash, series, or other tangible and intangible asets.

         3.02 Additional Contributions. The Member shall not be required to make any additional contributions to the capital of the Company.

         3.03 No Withdrawal of Contributions. The Member shall not be entitled to withdraw any part of the Member's capital account or to receive any distribution from the Company, except as specifically provided in this Agreement. There shall be no obligation to return to the Member any part of the Member's capital contributions to the Company until such time as the Company is dissolved and terminated.

         3.04 Advances by the Member. If the Company does not have sufficient cash to pay its obligations, the Member may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section constitutes a loan from the Member to the Company, bears interest at a rate determined by the Member from the date of the advance until the date of payment, and is not a Capital Contribution.

         3.05 Certification of Membership Interests. The Member hereby specifies, acknowledges and agrees that all interests in the Company are securities governed by Article 8 and all other provisions of the Uniform Commercial Code as adopted and amended in the State of Delaware (the "UCC"), and pursuant to the terms of Section 8.103 of the UCC, such interests shall be 'securities" for all purposes under such Article 8 and under all other provisions of the UCC, and that the ownership interest of the Member shall be recognized by a form of Membership Certificate attached hereto as Annex A ("Certificates"). Certificates shall be numbered and executed by the President and Secretary of the Company and shall be entered into a membership transfer register as they are issued, which register shall be maintained by the Secretary of the Company. Upon surrender to the Secretary of the Company of a certificate for membership interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                                   ARTICLE IV
                          ALLOCATIONS AND DISTRIBUTIONS

         4.01 Allocations. All items of income, gain, loss, deduction, and credit of the Company shall be allocated to the Member.

         4.02 Distributions. Subject to the limitations of Section 18-607 of the Act, from time to time the Managers may cause the Company to make a distribution of cash or other property to the Member. From time to time the Managers also may cause property of the Company other than cash to be distributed to the Member, which distribution may be made subject to existing liabilities and obligations.


                                    ARTICLE V
                                   MANAGEMENT

         5.01 Management. Subject to the provisions of this Agreement, the Company shall appoint managers (the "Managers"), who shall have exclusive authority to act on behalf of the Company. Subject to the provisions of this Agreement, the Managers shall have the authority to manage the business and affairs of the Company. The Member shall have no authority to act on behalf of or bind the Company.

         5.02 Selection, Removal and Resignation of Managers. The Member shall select any and all Managers of the Company. The initial Managers of the Company shall be David Weigel, Linda S. Bubacz, and Lisa M. Oakes. The Member may remove any of the Managers at any time, with or without cause, upon delivery to such Manager at the principal office of the Company of written notice of such removal. Further, any of the Managers may resign upon delivery to the Member at the principal office of the Company of written notice of such resignation.

         5.03 Compensation. The Managers shall receive such compensation for their duties as Managers as the Member shall determine in its sole discretion.


                                   ARTICLE VI
                                    OFFICERS

         6.01  Officers.
         The officers of the Company shall be elected by the Managers, and shall include a President, a Secretary, a Treasurer, and such other officers, employees and agents as appointed, from time to time, in accordance with this Agreement. Additionally, the President shall have the power to appoint such Vice Presidents and other officers equivalent or junior thereto as the President may deem appropriate.

         6.02  Term.
         Each officer of the Company shall serve at the pleasure of the Managers, and the Managers may remove any officer at any time with or without cause. Any officer, if appointed by the President of the Company, may likewise be removed by the President of the Company.

         6.03.  Authority and Duties.
         All officers and agents of the Company shall have such authority and perform such duties in the management of the property and affairs of the Company as generally pertain to their respective offices, as well as such authority and duties as may be determined by the Managers.

         6.04.  Execution of Instruments.
         Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures, and contracts (except as otherwise provided herein or by law) shall be executed by the President, any Vice President, the Secretary, the Treasurer, or such officers or employees or agents as the Managers or any of such designated officers may direct.


                                   ARTICLE VII
                                 INDEMNIFICATION

         7.01 Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of whom he is the legal representative, is or was a Manager or Member of the Company shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VI shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this
Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability.

         7.02 Advance Payment. The right to indemnification conferred in this
Article VI shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 6.01 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by the Person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VI or otherwise.

         7.03 Indemnification of Officers, Employees and Agents. The Company, by adoption of a resolution of the Member, may indemnify and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to a Manager or Member under this Article VI; and, the Company may indemnify and advance expenses to Persons who are not or were not a Manager or Member, officers, employees or agents of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to a Manager or Member under this Article VI.

         7.04 Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Company may pay or reimburse expenses incurred by a Person in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

         7.05 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which the Managers, the Member or other Person indemnified pursuant to this Article VI may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, agreement, vote of the Member or otherwise.

         7.06 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VI.

         7.07 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Managers or the Member or any other Person indemnified pursuant to this Article VI as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                  ARTICLE VIII
                                 TAXES AND BOOKS

         8.01 Federal Income Tax Treatment. For federal income tax purposes, the Company shall be disregarded as an entity separate from the Member pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii). The Managers are hereby authorized to make such elections and to take any and all action to ensure that the Company is classified as an entity separate from the Member for federal income tax purposes.

         8.02 Other Tax Returns. Subject to Section 7.01, the Managers shall cause to be prepared and filed all necessary tax returns for the Company.

         8.03 Maintenance of Books and Records. The Company shall keep accurate books and records of accounts. The calendar year shall be the accounting year of the Company. The Member shall be permitted access to all books and records of the Company at the principal office of the Company during business hours.


                                   ARTICLE IX
                    DISSOLUTION, LIQUIDATION AND TERMINATION

         9.01 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

                  (a)      The written consent of the Member;

                  (b) At any time there are no Members, unless the business of the Company is continued pursuant to Section 18-801(4) of the Act; and

                  (c) Entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

         The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not cause the Company to be dissolved or its affairs to be wound up.

         9.02 Liquidation and Termination. On dissolution of the Company, the Managers shall act as liquidating trustees or the Member may appoint one or more other Persons to act as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company in accordance with
Section 18-804 of the Act and make final distributions to the Member. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company assets with all of the power and authority of the Managers.

         9.03 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, the Member shall not be responsible for any deficit in any capital account attributed to the Member, and upon dissolution of the Company any such deficit shall not be an asset of the Company and the Member shall not be obligated to contribute such amount to the Company to bring the balance of the Member's capital account to zero.

         9.04 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Managers (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware and take such other actions as may be necessary to terminate the Company.


                                    ARTICLE X
                               GENERAL PROVISIONS

         10.01 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Member relating to the Company and supersedes all prior contracts or agreements with respect to the internal governance of the Company, whether oral or written.

         10.02 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

         10.03 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument adopted by the Member.

         10.04 Binding Effect. This Agreement is binding on, and inures to the benefit of, the Member and its heirs, legal representatives, successors, and assigns.

         10.05 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         10.06 Headings. Article and Section titles have been inserted for convenience of reference only, and they are not intended to affect the meaning or interpretation of this Agreement.

         10.07 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate, or (b) any mandatory provision of the Act, the applicable provision of this Agreement shall control except to the extent required by the Act.
         IN WITNESS WHEREOF, the Member has executed this Limited Liability Company Agreement as of the date first set forth above.


                                   Grant Prideco, Inc.
                                   a Delaware corporation,
                                   sole member

                                   By:
                                      -----------------------------------
                                   Name:  Philip A. Choyce
                                   Title: Vice President